Exhibit 99.1
    Karen Sagot
    Vice President
    Investor Relations

    FirstEnergy Corp.
    341 White Pond Dr.
    Akron, Ohio 44320
    Tel 330-761-4286

    November 20, 2025

TO THE INVESTMENT COMMUNITY:1

On November 19, 2025, FirstEnergy Corp. (FE) electric companies, The Cleveland Electric Illuminating Company, the Ohio Edison Company and The Toledo Edison (collectively, the Ohio Companies) received an order from the Public Utilities Commission of Ohio (PUCO) in the 2024 Base Rate Case and the Consolidated Ohio Audits, including the Distribution Modernization Rider (DMR), Expanded Distribution Capital Recovery (DCR) Rider, and the Corporate Separation Audit.

This Letter provides additional details related to the final orders, along with the timeline for filing a three-year rate plan in Ohio.

Ohio Base Rate Case

Key Statistics in the order are consistent with the recommendations included in the Blue Ridge independent audit report and PUCO Staff’s position in the case.

Distribution Rate Base[2]	$4.4B
Return on Equity	9.63%
Cap Structure (Debt / Equity)	48.8% / 51.2%
Net Revenue Adjustment	$34M

Additionally, other key attributes of the Base Rate case order include:

•Recovery of regulatory assets for storm restoration costs ($245M as of May 2024) over 5 years and previously deferred distribution operating and maintenance expenses ($92M as of May 2024) over 10 years.

•Recovery of pension/OPEB costs based on delayed recognition of prior actuarial losses.
1 Please see the Forward-looking Statements at the end of this Letter.
2 As of May 2024, per the Order, excludes prior capitalized vegetation management, administrative and general overheads and certain capitalized incentive costs. Includes Regulatory Assets of ~$0.4B.

•Rider DCR revenue cap re-set to recover investments made between June 1, 2024, and January 31, 2025.

Consolidated Ohio Audits

The Ohio Companies are ordered to pay a combined $250.7 million consisting of refunds and restitution to customers and civil forfeiture. These payments will be recorded as a special item in the fourth quarter of 2025 and excluded from Core Earnings. A breakdown of the payments are shown below.

•Refunds and restitution to customers of $186.63 million

•Civil forfeitures of $64.07 million

The resolution of the May 2024 Base Rate Case and the order in the Consolidated Audits are important milestones for FirstEnergy and the Ohio Companies. The Ohio Companies remain focused on investing in the distribution system to enhance reliability and improve the customer experience for the benefit of more than two million customers in the state.

Three-year Rate Plan

To support ongoing investments under Ohio’s new three-year rate plan structure established under Ohio House Bill 15, the Ohio Companies plan to file their first three-year rate plan in the first quarter of 2026, with an estimated effective date of early 2027.

FirstEnergy re-affirms its $2.50-$2.56 per share 2025 revised Core Earnings guidance and its 6-8% Core EPS CAGR through 2029, guiding to the upper half of the range. We are committed to achieving our goals and becoming a premier electric company for the benefit of all stakeholders.

Upcoming FirstEnergy Investor Events

Mizuho Power, Energy & Infrastructure Conference
December 9, 2025

Wells Fargo Energy & Power Symposium
December 10, 2025

If you have any questions, please contact me at ksagot@firstenergycorp.com, Gina Caskey at caskeyg@firstenergycorp.com, or Jake Mackin at mackinj@firstenergycorp.com.

Sincerely,

Karen Sagot
Vice President, Investor Relations

Appendix:

List of Cases Resolved:

In the Matter of legacy audits:
Corporate Separation (17-974-EL-UNC)
Distribution Modernization Rider (17-2474-EL-RDR)
Delivery Capital Recovery Rider (20-1629-EL-RDR)

In the Matter of Base Rate Case:
Ohio Edison Company, The Cleveland Electric Illuminating Company, and the Toledo Edison Company (24-0468-EL-AIR)

Forward-Looking Statements: This Letter includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change, and equity and inclusion; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024, and the Environmental Protection Agency’s reconsideration of such rule; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations as a result of the U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, and emerging technology including artificial intelligence, particularly with respect to electrification, energy storage and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse gas reduction goals’ and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.